THIRD AMENDMENT TO OPERATING AGREEMENT

OF RBE, LLC

THIS THIRD AMENDMENT (this "Amendment") to that certain Operating Agreement of RBE, LLC (the "Company") dated August 2, 2004, as amended on August 8, 2004 and December 1, 2004 (collectively, the "Operating Agreement"), is made and entered into on September 10, 2006, to be effective as of June 21, 2006, by and among Ferrell RBE Holdings, LLC, the manager of the Company (the "Manager"), and the Majority-In-Interest of the Members.

BACKGROUND

WHEREAS, pursuant to Section 14.05 of the Operating Agreement, the Manager along with the Majority-In-Interest of the Members has the authority to amend the Operating Agreement; and

WHEREAS, the Manager and the Majority-In-Interest of the Members now desire that the Membership Interests of the Company be certificated; and

WHEREAS, the Manager and the Majority-In-Interest of the Members desire to have the Company "opt in" to Article 8 of the Uniform Commercial Code by electing to have the Membership Interests in the Company classified as a security under, and governed by, Article 8 of the Uniform Commercial Code; and

WHEREAS, the Manager and the Majority-In-Interest of the Members desire to amend the Operating Agreement pursuant to the terms and conditions hereinafter set forth.

NOW, THEREFORE, intending to be legally bound, the Manager and the Majority-In-Interest of the Members hereby agrees as follows:

1.          All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Operating Agreement.

2.          The following sentence is hereby added to the end of Section 13.01 of the Operating Agreement:

"Membership Interests shall be securities under, and governed by, Article 8 of the Uniform Commercial Code."

The remainder of Section 13.01 of the Operating Agreement shall remain in full force and effect as is.

3.          A new section, Section 13.03, is hereby added to the Operating Agreement as follows:

"13.03 Certificates. Each Member shall be entitled to a certificate, signed by the Manager or any officer of the Company, which shall certify the number of Membership Interests held by such Member."

4.          Except as expressly modified herein, all of the remaining terms and conditions of the Operating Agreement shall continue in full force and effect and are hereby ratified and confirmed.

5.        This Amendment may be executed in counterparts, each of which, when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of the date first set forth above.

MANAGER:	MAJORITY-IN-INTEREST OF THE MEMBERS:

FERRELL RBE HOLDINGS, LLC	FERRELL RBE HOLDINGS, LLC

By: /s/ James Watt	By: /s/ James Watt
Name: James Watt	Name: James Watt
Title: CEO, Maverick Oil and Gas, Inc.; Manager	Title: CEO, Maverick Oil and Gas, Inc.; Manager

BAMCO GAS, LLC

By: /s/ Ernest A. Bartlett
Name: Ernest A. Bartlett
Title: Managing Partner - FEQ Gas, LLC; Manager

MAVERICK OIL AND GAS, INC.

By: /s/ James Watt
Name: James Watt
Title: CEO, Maverick Oil and Gas, Inc.; Manager